                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-101471 of Reliant Energy, Inc. on Form S-8 of our report dated June 27, 2003, appearing in this Annual Report on Form 11-K of Reliant Energy, Inc. Union Savings Plan (formerly the Reliant Resources, Inc. Union Savings Plan) for the year ended December 31, 2002.

/s/  DELOITTE & TOUCHE LLP

Houston, Texas
June 25, 2004